UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K/A
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 30, 2015

E-QURE CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-54862

Delaware	47-1691054
(State of Incorporation)	(I.R.S. Employer Identification No.)

20 West 64th Street, Suite 39G, New York, NY	10023
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 8-916-7333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2015, E-Qure Corp., a Delaware corporation (the "Registrant" filed a Form 8-K announcing that it had entered into Distribution Agreement with Chemipal Ltd, organized under the laws of Israel, that has been engaged in the distribution of medical products in Israel since 1941 the "Distributor").

We are filing this Form 8-K/A to clarify the disclosure in the July 30, 2015 Form 8-K to reflect that under the Distribution Agreement and provided that the Registrant receives the requisite CE Certification from the EU and the Medical Device Registration and Approval or AMAR from Israel before the end of 2015, the Distributor has the obligation of annual sales quotas (the "Annual Quota") during the 5 year period commencing January 2016, or during the 4 year period commencing January 1, 2017, to generate gross sales of the Registrant's BST Device and electrodes totaling at least 12 million NIS or approximately $3.18 million US Dollars. If the Distributor fails to meet the annual quota for two consecutive years, the Registrant has the right to terminate the Distribution Agreement.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.17	Distribution Agreement between the Registrant and Chemipal Ltd, dated July 30, 2015, filed with the SEC on July 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
E-QURE CORP.

By:	/s/ Ohad Goren
Name:	Ohad Goren
Title:	Chief Executive Officer

Date: August 3, 2015